Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:
Extreme Networks
Investor Relations	Public Relations
408/579-3030	408/579-3483
investor_relations@extremenetworks.com	gcross@extremenetworks.com

EXTREME NETWORKS REPORTS Q3 FINANCIAL RESULTS

SANTA CLARA, Calif.; April 23, 2008 – Extreme Networks, Inc. (Nasdaq: EXTR) today announced financial results for its fiscal third quarter of 2008, ended March 30, 2008. For the quarter, net revenue was $82.0 million, compared to $85.1 million in the year-ago quarter.

Net loss on a GAAP basis was $0.2 million or a loss of $0.00 per diluted share, compared to a net loss of $2.4 million or a loss of $0.02 per diluted share in the year-ago quarter.

Non-GAAP net income for the fiscal third quarter of 2008, excluding $1.3 million in stock-based compensation charges, was $1.1 million or $0.01 per diluted share, compared to year-ago non-GAAP net income of $1.7 million or $0.01 per diluted share, excluding $1.3 million in stock-based compensation charges, $2.8 million in costs associated with the Company’s special investigation into its historical stock option grants, and $0.2 million in a reversal of a restructuring charge. A reconciliation of GAAP to non-GAAP financial measures is included in the accompanying financial tables.

“We started to see the first effects of more cautious spending late in the quarter, which directly impacted order closures, especially in the Americas,” said Mark Canepa, president and CEO of Extreme Networks. “We experienced growing demand throughout most of the quarter, particularly for our newer products, but were impacted by what we believe were customer delays in purchases in the last two weeks of the period. We continue to invest for the long term as we position ourselves to take advantage of a rebound in the global economy.”

For the fiscal third quarter of 2008, revenues in EMEA (Europe, Middle East, Africa, and South America) were $38.2 million; revenues in the U.S. were $30.1 million; and revenues in Asia (Asia Pacific and Japan) were to $12.8 million. That compares to year-ago revenues of $34.1 million in EMEA; $30.8 in the U.S.; and $19.3 million in Asia. Revenues in other geographies, primarily North America outside of the U.S. was $0.9 million for the quarter, compared to $0.9 million in the year-ago quarter.

Cash, short-term investments, and marketable securities were $231.1 million as of March 30, 2008, compared to $226.3 million as of December 30, 2007, reflecting positive cash flow from operations.

Conference Call

Extreme Networks will host a conference call to discuss these results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live webcast and replay of the call will be available at http://www.extremenetworks.com/about-extreme/investor-relations.aspx. Financial information to be discussed during the conference call is posted on the Investor Relations section of the Company's website (www.extremenetworks.com).

Non-GAAP Financial Measures

Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement its consolidated financial statements presented in accordance with GAAP, we are also providing with this press release non-GAAP net income and non-GAAP net income per share information. In preparing our non-GAAP information, we have excluded, where applicable, stock compensation (a non-cash charge), costs associated with our special investigation into our historical stock option grants (a non-recurring charge), and the impact of restructuring charges (a non-recurring charge). Because of the non-recurring or infrequent nature and/or non-cash nature of these charges, we believe that excluding them provides both management and investors with additional insight into our current operations, the trends affecting the Company and the Company’s marketplace performance. In particular, management finds it useful to exclude the non-cash charges in order to more readily correlate the Company’s operating activities with the Company’s ability to generate cash from operations, and excludes the non-recurring and infrequently incurred cash items as a means of more accurately predicting liquidity requirements. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP. We have provided a non-GAAP reconciliation of the Consolidated Statement of Operations for the fiscal quarters ended March 30, 2008 and April 1, 2007, which are adjusted to exclude share-based compensation expense, costs associated with our special investigation into our historical stock option grants and a reversal of restructuring charges. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme Networks uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Extreme Networks, Inc.

Extreme Networks designs, builds and installs Ethernet infrastructure solutions that solve the toughest business communications challenges. The Company’s commitment to open networking sets it apart from the alternatives by delivering meaningful insight and unprecedented control to applications and services. Extreme Networks believes openness is the best foundation for growth, freedom, flexibility and choice. Extreme Networks focuses on enterprises and service providers who demand high performance, converged networks that support voice, video and data over a wired and wireless infrastructure. For more information, visit: http://www.extremenetworks.com.

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Extreme Networks and Summit are either registered trademarks or trademarks of Extreme Networks, Inc. in the United States and/or other countries.

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding acceptance of our newer products in the market, alignment of our vision and our products with customer needs, our expectations regarding our products, future revenue and expenses and strategy. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: fluctuations in demand for our products and services; a highly competitive business environment for network switching equipment, our effectiveness in controlling expenses, the possibility that we might experience delays in the development of new technology and products; customer response to our new technology and products; the timing of any recovery in the global economy risks related to pending or future litigations, and a dependency on third parties for certain components and for the manufacturing of our products. We undertake no obligation to update the forward-looking information in this release. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which is on file with the Securities and Exchange Commission.”

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	March 30, 2008 (Unaudited)	July 1, 2007 (1)
ASSETS
Current assets:
Cash and cash equivalents	$71,886	$71,573
Short-term investments	48,092	91,599
Accounts receivable, net	27,629	23,066
Inventories, net	19,588	25,261
Deferred income taxes	400	1,118
Prepaid expenses and other current assets, net	10,340	13,339

Total current assets	177,935	225,956
Property and equipment, net	41,579	43,156
Marketable securities	111,077	52,683
Other assets, net	14,811	20,102

Total assets	$345,402	$341,897

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,793	$21,303
Accrued compensation and benefits	18,074	14,841
Restructuring liabilities	2,751	5,532
Accrued warranty	5,053	7,182
Deferred revenue	33,878	32,160
Other accrued liabilities	23,127	23,263

Total current liabilities	94,676	104,281

Restructuring liabilities, less current portion	6,410	8,456
Deferred revenue, less current portion	9,465	10,286
Deferred income taxes	390	688
Other long-term liabilities	1,169	1,961

Commitments and contingencies

Stockholders’ equity:
Common stock and capital in excess of par value	941,521	934,540
Treasury stock	(48,303)	(48,303)
Accumulated other comprehensive income	3,049	572
Accumulated deficit	(662,975)	(670,584)

Total stockholders’ equity	233,292	216,225

Total liabilities and stockholders’ equity	$345,402	$341,897

(1)	Consolidated balance sheet at July 1, 2007 has been derived from audited financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 30, 2008	April 1, 2007	March 30, 2008	April 1, 2007
Net revenues:
Product	$67,388	$69,578	$218,960	$208,634
Service	14,642	15,541	44,562	47,101

Total net revenues	82,030	85,119	263,522	255,735

Cost of revenues:
Product	27,126	29,132	89,421	92,899
Service	7,801	8,121	24,923	25,344

Total cost of revenues	34,927	37,253	114,344	118,243

Gross margin:
Product	40,262	40,446	129,539	115,735
Service	6,841	7,420	19,639	21,757

Total gross margin	47,103	47,866	149,178	137,492

Operating expenses:
Sales and marketing	25,232	24,886	74,820	76,158
Research and development	15,579	18,394	49,223	49,770
General and administrative	8,610	8,929	23,725	25,324
Restructuring charge (reversal)	—	(157)	—	1,146

Total operating expenses	49,421	52,052	147,768	152,398

Operating income (loss)	(2,318)	(4,186)	1,410	(14,906)
Other income, net	2,513	2,018	7,614	7,309

Income (loss) before income taxes	195	(2,168)	9,024	(7,597)
Provision for income taxes	355	195	1,415	1,554

Net income (loss)	$(160)	$(2,363)	$7,609	$(9,151)

Basic and diluted net income (loss) per share:
Net income (loss) per share - basic	$(0.00)	$(0.02)	$0.07	$(0.08)
Net income (loss) per share - diluted	$(0.00)	$(0.02)	$0.07	$(0.08)
Shares used in per share calculation - basic	115,629	113,585	114,688	114,294
Shares used in per share calculation - diluted	115,629	113,585	115,685	114,294

	Nine Months Ended
	March 30, 2008	April 1, 2007
Cash flows from operating activities:
Net income (loss)	$7,609	$(9,151)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,616	6,231
Provision for doubtful accounts	207	2
Provision for excess and obsolete inventory	2,111	2,330
Deferred income taxes	420	95
Amortization of warrant	1,349	3,036
Restructuring charge	—	1,146
Gain (loss) on disposal of assets	(7)	17
Stock-based compensation	3,732	4,983
Changes in operating assets and liabilities, net
Accounts receivable	(4,770)	2,521
Inventories	3,553	(5,273)
Prepaid expenses and other assets	6,940	(6,497)
Accounts payable	(9,508)	(969)
Accrued compensation and benefits	3,233	1,345
Restructuring liabilities	(4,826)	(5,589)
Accrued warranty	(2,130)	245
Deferred revenue	897	(2,399)
Other accrued liabilities	597	5,594

Net cash provided by (used in) operating activities	15,023	(2,333)

Cash flows provided by (used in) investing activities:
Capital expenditures	(4,032)	(3,755)
Purchases of investments	(250,504)	(144,070)
Proceeds from maturities of investments and marketable securities	93,625	186,232
Proceeds from sales of investments and marketable securities	142,944	169,956

Net cash provided by (used in) investing activities	(17,967)	208,363

Cash flows provided by (used in) financing activities:
Proceeds from issuance of common stock, net of repurchases	3,248	523
Proceeds from exercise of warrants	9	—
Repurchase of common stock	—	(14,602)
Principal payment on convertible debt	—	(200,000)

Net cash provided by (used in) financing activities	3,257	(214,079)

Net increase (decrease) in cash and cash equivalents	313	(8,049)
Cash and cash equivalents at beginning of period	71,573	92,598

Cash and cash equivalents at end of period	$71,886	$84,549

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 30, 2008	April 1, 2007
Net income (loss) - GAAP Basis	$(160)	$(2,363)

Non-GAAP adjustments
Stock-based compensation expense	$1,304	$1,325
Stock option investigation expenses	—	2,846
Restructuring charge (reversal)	—	(157)

Total Non-GAAP adjustments	$1,304	$4,014

Net income (loss) - Non-GAAP Basis	$1,144	$1,651

Non-GAAP adjustments
Cost of product revenue	$125	$189
Cost of service revenue	65	69
Sales and marketing	424	470
Research and development	415	394
General and administrative	275	3,049
Restructuring charge (reversal)	—	(157)

Total Non-GAAP adjustments	$1,304	$4,014